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Exhibit 8.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

January 11, 2006

Dividend Capital Total Realty Trust Inc.
518 17th Street, 17th Floor
Denver, Colorado 80202

  Re:
  Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

        We have acted as special U.S. federal income tax counsel to Dividend Capital Total Realty Trust, a Maryland corporation ("DCTRT"), in connection with the offering (the "Offering") by DCTRT of shares of its common stock (the "Common Stock") pursuant to the registration statement filed on Form S-11 (Registration No. 333-125338) with the Securities and Exchange Commission (the "SEC") and the prospectus included therewith, each as amended through the date hereof (collectively, the "Registration Statement"). As part of our representation, you have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering. In that regard, we have assisted in the preparation of the Registration Statement and certain other documents.

        In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents, certificates and records provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records.

        In rendering our opinion, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of DCTRT (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of DCTRT and the entities in which it holds a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers' Certificate, the Registration Statement or in any other document. In particular, we note that the Company has engaged, and may continue to engage, in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Officers' Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are, and will continue to be, true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers' Certificate may affect our conclusions set forth herein.

        In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

        Our opinion is also based on the correctness of the following assumptions: (i) DCTRT will file an election to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") with its U.S. federal income tax return for its 2006 taxable year, (ii) DCTRT and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

        In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist on the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

        We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

        Based on and subject to the foregoing, we are of the opinion that:

        1.     Commencing with DCTRT's taxable year that will end on December 31, 2006, DCTRT was organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, DCTRT's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of DCTRT's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

        2.     Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock of DCTRT, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock of DCTRT, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the ownership and disposition of the Common Stock of DCTRT by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder.

        We express no opinion on any issue relating to DCTRT or any investment therein, other than as expressly stated above.

        This opinion is furnished to you in connection with the transaction described herein. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law (including any changes that may have retroactive effect) or any factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 8.1